EXHIBIT 4.4

FORM OF STOCK

OPTION AGREEMENT
                                                    FOR
NON-EMPLOYEE DIRECTORS

                              KINARK CORPORATION
                            STOCK OPTION AGREEMENT
                                      FOR
                            NON-EMPLOYEE DIRECTORS


     THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of the
1st day of July, ______, by and between Kinark Corporation, a Delaware corporation (the "Company"), and _________________ (the
"Optionee").

                             W I T N E S S E T H:

     WHEREAS, on April 1, 1996, the Board of Directors of the
Company adopted a
stock option plan known as the "Kinark Corporation 1996 Stock
Option Plan" (the
"Plan"), and recommended that the Plan be approved by the Company's stockholders; and

     WHEREAS, on June 5, 1996, the stockholders of the Company approved the
Plan; and

     WHEREAS, the Plan provides for automatic annual grants of stock options to
Non-Employee Directors of the Company and Optionee is a Non-Employee Director;
and

     WHEREAS, the Company and the Optionee desire to enter into this Stock
Option Agreement in accordance with the Plan.

     NOW, THEREFORE, as an incentive to continue as a director of the Company and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the Company and the Optionee hereby agree as follows:

     1. Incorporation of Plan. The option which is the subject of this
Agreement is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. Notwithstanding anything in this
Agreement to the contrary, to the extent the terms of this Agreement conflict with or otherwise attempt to exceed the authority set forth under the terms of the Plan, the Plan shall govern and control in all respects.

     2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein and under the Plan, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the "Option") to purchase all or any part of Five Thousand
(5,000) shares of the Company's Common Stock, par value $.10 per share (the
"Stock"). This Option is granted under the Plan as of July 1, ______ (the
"Date of Grant"). The Option shall vest and be exercisable as to all of the
Stock subject to this Option on January 1, _____, six months from the Date of
Grant. The Option shall expire and shall no longer be exercisable as of July
1, _____, ten years from the Date of Grant, or on such earlier date as determined pursuant to Section 8 hereof. The Option is not an Incentive Stock
Option and is not intended to comply with Section 422 of the Internal Revenue
Code of 1986, as amended.

     3. Purchase Price. The price per share to be paid by the Optionee for the shares of Stock subject to this Option (the "Exercise Price") shall be
$_____________, which price is the Fair Market Value of a share of Stock as of the Date of Grant.

     4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares of Stock or the number of shares of vested Stock as to which the Option remains unexercised. In the event this Option is not exercised with respect to all or any part of the shares of Stock subject to this Option prior to its expiration, the shares of Stock with respect to which this Option was not exercised shall no longer be subject to this Option.

     5. Restrictions on Transferability. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. During the lifetime of the
Optionee, the Option shall be exercisable only by the Optionee
(or by such
Optionee's guardian or legal representative, should one be appointed).

     6. Notice of Exercise of Option. This Option may be exercised by the
Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule A) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 10(c) hereof to the attention of the
President or such other officer as the Company may designate.
Any such notice
shall (a) specify the number of shares of Stock which the Optionee or the
Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 9 hereof, and (c) be accompanied by
(i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to the shares of Stock purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market
Value when added to the amount of the check equals the total Exercise Price applicable to such shares of Stock purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the
Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares of Stock specified in such notice registered in the name of the person exercising this Option.

     7. Adjustment in Option. The number of shares of Stock subject to this
Option, the Exercise Price and other terms and conditions of the Option are subject to adjustment during the term of this Option in accordance with the
Plan.

     8.   Termination.

          (a) In the event the Optionee ceases to be a Director by reason of his or her death or Disability, the Optionee or the Optionee's administrators, executors or personal representatives may exercise the Option on the earlier of
(i) the last day of the one-year period following the Optionee's death or the beginning of the Optionee's Disability or (ii) the expiration of the Option.

          (b) In the event Optionee ceases to be a Director for any reason other than his or her death or Disability, the Optionee may exercise his or her
Option on the earlier of (i) the last day of the two-year period following the date the Optionee ceases to be a Director or (ii) the expiration of the Option.

     9. Compliance with Regulatory Matters. Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the
Securities and Exchange Commission) having jurisdiction over the affairs of the
Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions of federal and state law described by this Section 9.

     10.  Miscellaneous.

          (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

          (b) This Agreement shall be governed by the laws of the State of
Delaware, without regard to conflicts of laws principles.

          (c)  Any notice, request, document or other
communication required or
permitted to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three (3) days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below his or her signature and, if to the Company, to its executive offices at
7060 South Yale Avenue, Suite 603, Tulsa, Oklahoma 74136.

          (d) This Agreement may not be modified or amended except in a writing executed by each of the parties hereto.

          (e) This Agreement, together with the Plan, contains the entire understanding of the parties hereto and supersedes any prior understanding and/or written or oral agreement between them respecting the subject matter hereof.

          (f) The parties hereto agree that the provisions of this Agreement are severable and the invalidity or unenforceability of any provision in whole or in part shall not effect the validity or enforceability of any enforceable part of such provision or any other provisions hereof.

          (g) The section headings herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (h) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and the Optionee has executed this Agreement, all as of the day and year first above written.

                                   KINARK CORPORATION
Attest:

                                   By:

                                       Title:

Secretary

                                   OPTIONEE

                                   Name:

                                   Address:

                                  SCHEDULE A

                              NOTICE OF EXERCISE


     The undersigned hereby notifies Kinark Corporation (the
"Company") of this
election to exercise the undersigned's stock option to purchase shares of the Company's common stock, par value $.10 per share
(the "Common
Stock"), pursuant to the Stock Option Agreement (the "Agreement")
between the
undersigned and the Company dated       .  Accompanying this
Notice is (1) a
check in the amount of $           payable to the Company, and/or
(2)
_______________ shares of the Company's Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the Kinark Corporation 1996 Stock
Option Plan) as of the date hereof of $_____________, such amounts being equal, in the aggregate, to the purchase price per share set forth in
Section 3 of the
Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 7 of the
Agreement).

     IN WITNESS WHEREOF, the undersigned has set his hand and
seal, this
day of              .

                              OPTIONEE [OR OPTIONEE'S
ADMINISTRATOR, EXECUTOR
                              OR PERSONAL REPRESENTATIVE]




                              Name:
                              Position (if other than Optionee):